                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cuisine Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                             CUISINE SOLUTIONS, INC.
                              85 SOUTH BRAGG STREET
                           ALEXANDRIA, VIRGINIA 22312
                                 (703) 750-9600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Cuisine Solutions, Inc. (the "Company") will be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Thursday, October 28, 1998, at 2:00 p.m. for the following purposes:

         1. To elect eight directors to hold office for one year and until their successors are elected and qualify; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only the stockholders of record at the close of business on September 25, 1998 will be entitled to vote at the Annual Meeting.

         All stockholders are requested to be present at the Annual Meeting in person or by proxy. For the convenience of those stockholders who do not expect to attend the Annual Meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required, are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting. Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.

By Order of the Board of Directors



Jean-Louis Vilgrain
Chairman of the Board

Alexandria, Virginia
September 25, 1998

                             CUISINE SOLUTIONS, INC.
                              85 SOUTH BRAGG STREET
                           ALEXANDRIA, VIRGINIA 22312

                                 PROXY STATEMENT

         This Proxy Statement is furnished to stockholders of Cuisine Solutions, Inc., a Delaware corporation (the "Company") in connection with the Annual Meeting of Stockholders to be held on October 28, 1998 the ("Annual Meeting"). This Proxy Statement, the notice to stockholders, and the enclosed proxy cards are being mailed to stockholders of the Company on or about September 28, 1998.

                             SOLICITATION OF PROXIES

         Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company (the "Board"). The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mails, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company.

         All shares of common stock of the Company, par value $.01 per share ("Common Stock") represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares of Common Stock will be voted for the nominees listed herein. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At the close of business on August 28, 1998, there were 13,822,543 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote per share. Stockholders do not have cumulative voting rights in the election of directors to the Board. Only stockholders of record at the close of business on September 25, 1998 will be entitled to vote at the Annual Meeting. Abstention from voting at the Annual Meeting will be counted neither for nor against the election of any nominee for director.

         The following table sets forth, as of September 19, 1998, certain information as to the number of shares of Common Stock of the Company beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock based upon reports on Schedule 13D filed with the Securities and Exchange Commission (the "SEC") or other reliable information.


Name and Address of Benefical Owner (1)                Title of          Amount and Nature of       Percent of
---------------------------------------                  Class           Beneficial Ownership          Class
                                                    ------------------------------------------------------------
Food Research Corporation                           Common Stock               7,181,588                52.0%
85 South Bragg Street, Suite 600
Alexandria, Virginia 22312

Gruber McBaine Capital Management                   Common Stock               1,590,857                11.5%
50 Osgood Place
San Francisco, California  94133

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

         The following table sets forth as of September 19, 1998 the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers of the Company as a group.


                                                                              NUMBER             PERCENT
NAME OF BENEFICIAL OWNER                                                    OF SHARES            OF CLASS
------------------------                                                   ------------         ---------
Jean-Louis Vilgrain...................................................    7,181,588
Alexandre Vilgrain....................................................    7,181,588
Stanislas Vilgrain (2)................................................    7,395,588  (1)           1.5%
Carl Youngman (2).....................................................       62,000  (1)             *
Michael C. McCloud (2)................................................       88,950  (1)             *
Robert Murphy (2).....................................................       20,000  (1)             *
Leara L. Dory (2).....................................................       27,813  (1)             *
Directors, nominees and officers
  as a group (11 persons)(1)(2).......................................    7,594,351                54.9%

*        Less than one percent.

(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation a Delaware corporation ("FRC"). FRC is a controlled subsidiary of Secria Europe, S.A. ("Secria Europe"). Jean-Louis Vilgrain, is also a director of Secria Europe, the equity ownership of Secria Europe is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Alexandre Vilgrain, a director of the Company. As a result of his directorship in Secria Europe and his position as President and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 7,181,588 shares of Common Stock of the Company held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Secria Europe, Stanislas and Alexandre Vilgrain each respectively, may be deemed to be the beneficial owner of these 7,181,588 shares of Common Stock of the Company held by FRC.

(2) Includes options to purchase the Company's Common Stock granted under the Company's 1992 Stock Option Plan that are exercisable currently or within 60 days after August 28, 1998 in the amounts of 109,500 shares for Stanislas Vilgrain, 60,000 for Carl Youngman; 75,000 for Michael McCloud; 20,000 for Robert Murphy, and 27,813 for Leara Dory.



                              ELECTION OF DIRECTORS

         Eight nominees for director are to be elected to the Board for one year to serve until the Annual Meeting of Stockholders in 1999 and until their successors are elected and qualified. Six nominees are currently serving as directors, while two nominees, Mr. David Jordan and Ms. Nancy Schaefer are being nominated for their initial term.

         Unless otherwise specified, proxies received will be voted for the election of the eight nominees to the Board set forth below. All such nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. Each director will be elected to the Board by a plurality vote of Common Stock represented, in person or by proxy, at the Annual Meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director to the Board.

         The name, principal occupation and selected biographical information of each nominee to the Board are set forth below:

         Mr. Jean-Louis Vilgrain, age 64, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. J.L. Vilgrain is Chairman and President of the JLVilgrain Group, and is President of Secria Europe, a French holding company controlling the JLVilgrain Group. The JLVilgrain Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of FRC, the majority shareholder of the Company, and a holding company for certain African and Pacific Rim companies. Mr. J.L. Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.

         Mr. Stanislas Vilgrain, age 39, was appointed President and Chief Executive Officer in October 1993, having served as President and Chief Operating Officer of the Company since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by Vie de France Corporation as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Vie de France Corporation's San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining Vie de France Corporation, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Alexandre Vilgrain.

         Mr. Alexandre Vilgrain, age 42, has been employed by S.O.M.D.I.A.A., an international food processing company, since 1980. He has served in the capacity of Vice General Manager since January 1987. From January 1982 to December 1986 he served as Secretary, and from April 1980 to December 1981 he was Field Manager of that company. In 1995, Mr. A. Vilgrain was appointed President of SETUCAF, a holding company for the JLVilgrain Group trading in the sugar and cereal industry in Africa. He was elected to the Board in 1991. Mr. Alexandre Vilgrain is the son of Mr. Jean-Louis Vilgrain, and the brother of Mr. Stanislas Vilgrain.

         Mr. Bruno Goussault, age 56, has been employed since 1991 by Centre de Recherche d'Etude pour l'Alimentation (a food industry research center) as Scientific Managing Director. From 1981 to 1990, he served as Director of Research for the Institut Superieur de l'Alimentation (Food Industry Institute), while from 1975 to 1981 he served as Assistant Laboratory Director for the Institute. Prior to working at the Institute, Mr. Goussault worked in a number of capacities within the food engineering industry. Mr. Goussault received an advanced degree in engineering from the world renown National School of Agricultural and Food Industries. He also holds several other advanced degrees, including a Doctorate of Economic Development from Paris Pantheon. Mr. Goussault is considered internationally as a leading expert in the sous vide field. He became a member of the Board in 1993.

         Mr. Carl M. Youngman, age 55, was appointed Treasurer in October 1996. He served as Chief Financial Officer of the Company from February 1996 to November 1997. Mr. Youngman has over twenty five years of experience in executive-level positions. During this period he has been an executive in over twenty companies and an advisor to over fifty other companies. From 1993 to the present, Mr. Youngman has been the senior partner of Youngman and Charm, a professional firm which specializes in corporate renewal and corporate finance. Mr. Youngman holds a B.S. degree in Electrical Engineering from Worcester Polytechnic Institute and a Master's Degree from Harvard Business School. He is a member of the Audit and Stock Option Committees of the Board.

         Carl M. Youngman, signed a consent decree December 4, 1995, to resolve an action brought against him by the SEC for alleged insider-trading in violation of the federal securities laws. The transaction at issue occurred in 1992 and involved Youngman's purchase of shares of American Biltrite Inc., ("ABL") allegedly on the basis of material non-public information conveyed to him by a friend who was ABL's Chief Operating Officer. By signing the decree, Youngman consented to an Order issued by the United States District Court for the District of Massachusetts, enjoining him from future violation of Section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78j(b)) and rule 10b-5 thereunder (17 C.F.R. Section 240.10b-5), as well as requiring him to pay approximately $9,000 to the SEC representing the profits from the transaction plus interest, and a penalty.

         Mr. Charles McGettigan, age 52, was a co-founder and is a general partner of Proactive Investment Managers, L.P. which is the general partner of Proactive Partners, L.P., a San Francisco-based merchant banking fund. Mr. McGettigan is a graduate of Georgetown University and has been an investment banker since receiving his MBA in Finance from the Wharton School at the University of Pennsylvania in 1969. From 1970 to 1978 Mr. McGettigan was with Blyth Eastman Dillon's corporate finance department in New York and then in San Francisco from 1978 to 1980. In 1975, he was made a partner at Blyth and a Senior Vice President in 1978. He was a Senior Vice President of Dillon, Read & Co., running its corporate finance activities in San Francisco from 1980 through 1982. In January 1983, Mr. McGettigan was a founding partner of Woodman, Kirkpatrick & Gilbreath, which was sold to Hambrecht & Quist in September 1984. Mr. McGettigan was a co-founder, in November 1988, and continues to be a managing director of McGettigan, Wick & Co., Inc., an investment banking firm. Mr. McGettigan currently serves on the Boards of Directors of Digital Dictation, Inc., I-Flow Corporation, Modtech Inc., Onsite Energy Corporation, PMR Corporation, Phoenix Network Inc., Sonex Research, Inc. Tanknology-NDE Corp., and Wray-Tech Instruments, Inc.

         Mr. David Jordan, age 35, is Vice President for Pepsi Cola North America Fountain Division. From 1996 until recently Mr. Jordan was Senior Vice President of Business Development for Shoney's Corporation. He served as President of Sonic Corporation's Sonic Industries Franchising Subsidiary from 1994 to 1996. From 1989 to 1994 Mr. Jordan was Director of National Accounts for Coca-Cola's Fountain Division and prior to that was District Manager for Proctor and Gamble's Foodservice Division for 10 years. Mr. Jordan served as an Army Lieutenant for the 82nd Airborne Command at Fort Bragg as a Master Parachuter for three and a half years.

         Ms. Nancy Shaeffer, age 45, is a founding partner of Consumer Dynamics, a marketing and new products consultancy based in New York City. Prior to that, she was a Consultant and Project Director for Kane, Bortree and Faith Popcorn. She began her career in advertising at Young & Rubicam, followed by marketing at General Foods, where she was the Vice President of Marketing for Culinova, a refrigerated meals venture. In her capacity as a consultant, she has worked with leading food companies like Kraft Foods, Entemann's, Con Agra, Campbell Soup Company, Clorox Foods and Lipton. Ms. Schaefer has a B.A. from Occidental College in Los Angeles, and an MBA from Columbia University in New York City.

BOARD COMMITTEES AND MEETINGS

         Active committees of the Board include the Audit Committee, the Stock Option Committee, the Compensation Committee and the Technology Committee.

         During fiscal year 1998 the Audit Committee consisted of Mr. James Hackney, Mr. Charles McGettigan and Mr. Carl Youngman. The Audit Committee's functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work, reviewing the financial statements and reviewing the adequacy of the internal auditing, accounting, financial controls and procedures. The committee held three meetings during fiscal year 1998, each committee member attended the meetings with the exception that Mr. J. Hackney was unable to attend any of the meetings.

         The Stock Option Committee was established pursuant to the adoption of the 1992 Stock Option Plan, and was made up of Mr. Hackney, Mr. McGettigan and Mr. Youngman. The Stock Option Committee's function is to grant options to eligible employees and to administer the 1992 Stock Option Plan. The committee held three meetings during fiscal year 1998, each committee member attended the meetings with the exception that Mr. J. Hackney was unable to attend any of the meetings.

         The Compensation Committee consisted of Mr. Hackney, Mr. McGettigan and Mr. Youngman. The Compensation Committee's function is to review and approve all compensation packages totaling over $99,500. The committee held three meetings during fiscal year 1998, each committee member attended the meetings with the exception that Mr. J. Hackney was unable to attend any of the meetings.

         The Technology Committee is made up of Mr. Goussault and Mr. Stanislas Vilgrain. The Technology Committee's function is to oversee the implementation, application, efficiency and quality standards of sous vide technology to the Company's production facilities. This committee meets through on-site inspection and performs written recommendations to Company management on an as-needed basis. Both committee members were present at all of the meetings of the committee during fiscal year 1998.

         The Board currently does not have a nominating committee. Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Leara Dory, Secretary of the Company, at the Company's address.

         During fiscal year 1998, there were three regular meetings of the Board of Directors. Each Board member attended the meeting during his respective directorship, with the exception that Mr. J. Hackney was unable to attend two meetings and Mr. A. Vilgrain was unable to attend any of the meetings.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more that ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company.

         On September 23, 1998 the annual Form 5 was filed with the SEC for those officers falling under the guidelines of Section 16(a).

         Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by
Section 16(a). SEC rules require the Company to disclose all know delinquent
Section 16(a) filings by its officers, directors and ten percent shareholders in this Proxy Statement.

NOTICE OF DELISTING FROM NASDAQ

         On June 11, 1998 of fiscal year 1998 the Company was notified by the NASDAQ Stock Market, Inc., that the Company has failed to maintain a value of public float greater than or equal to $5,000,000 in accordance with Marketplace Rule 4450(a) under Maintenance Standard 1. In addition, subsequent to fiscal year 1998, on July 28, 1998 the Company received a second notification from NASDAQ that the Company failed to maintain a closing bid price of greater than or equal to $1.00 in accordance with Marketplace Rule 4450(a) under Maintenance Standard 1. The Company has been given ninety days from the date of each letter to come into compliance with the Maintenance Standard before the NASDAQ will consider any delisting action with respect to the market value of the public float and closing bid price of the Company.

                             OFFICERS OF THE COMPANY

         In addition to Stanislas Vilgrain and Carl Youngman from whom biographical information is included in the "ELECTION OF DIRECTORS," the following are officers of the Company:

NAME                         AGE      OFFICE HELD WITH COMPANY                                    SINCE
----                         ---      ------------------------                                    -----
Arthur J. Stouffs            54       Vice President, Culinary Sales.                              1990

Leara L. Dory                37       Secretary and Vice President of Finance                      1996

Michael C. McCloud           35       Vice President of  Sales and Marketing                       1997

Robert Murphy                35       Vice President and Chief Financial Officer                   1998

         Mrs. Dory was appointed to the position of Controller and Secretary in February 1996. Subsequent to the end of fiscal year 1997, Mrs. Dory was promoted to the position of Vice President of Finance. Mrs. Dory also remains the Secretary for the Company. She came to the Company in November 1995 as the Controller. Prior to joining the Company, Mrs. Dory was a Controller/Director of Finance for Thomas Enterprises and Assistant Controller for Telecommunications Technique Corporation from 1989 through 1995. Mrs. Dory has over 13 years of experience in the manufacturing industry. Mrs. Dory is a Certified Public Accountant and holds a B.S. degree in Accounting.

         Mr. McCloud was appointed to the position of Vice President of Sales and Marketing in March 1997. He came to the Company in October 1996. Prior to joining the Company, Mr. McCloud was Vice President of Sales for Edwards Baking Company since July 1994. He previously served as Edwards' Vice President of Marketing, and as that Company's Director of Marketing. Before joining Edwards, Mr. McCloud was Director of Marketing for Borden, Inc.'s snacks and international consumer products division. He has also held sales and marketing positions with units of Coca-Cola, USA and Proctor & Gamble. Mr. McCloud holds a B.S. degree in

Management.

            Mr. Murphy joined the Company in November 1997 and was appointed Vice President and Chief Financial Officer. Mr Murphy has 19 years of food experience, 14 of which are in the manufacturing sector. Prior to joining the Company, Mr. Murphy was the Senior Director of Acquisitions and Integration for Edwards Baking Company. He also held the positions of Operations Controller and Manager of Financial Systems and Development. Prior to Edwards, Mr. Murphy was a Controller with Bunge Foods working in the Bakery and Dairy Industrial Ingredient Divisions. Mr. Murphy started his finance career with a multi-unit Burger King Franchisee and also spent five years in food retail operation with the Grand Union Company. Mr Murphy has a B.S. degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides information concerning compensation paid by the Company to each of the named executive officers of the Company, consisting of the Chief Executive Officer and the four other most highly compensated officers of the Company for each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                             ANNUAL COMPENSATION
       NAME AND PRINCIPAL POSITION                 YEAR
                                                             ----------------------------------------------------
                                                                                                  OTHER ANNUAL
                                                                                 BONUS ($)        COMPENSATION
                                                               SALARY ($)           (3)             ($) (4)
-----------------------------------------------------------------------------------------------------------------
STANISLAS VILGRAIN (1,2)
 President and Chief Executive Officer             1998         191,480                --            15,353
 President and Chief Operating Officer             1997         181,100                --            16,000
 President and Chief Operating Officer             1996         117,000            25,000             6,000
----------------------------------------------------------------------------------------------------------------
MICHAEL MCCLOUD
Executive Vice President                           1998         233,323                --             3,257
                                                   1997         123,000                --             5,300
----------------------------------------------------------------------------------------------------------------
JEAN-PIERRE GUILLAUD
Vice President - Operations                        1998         119,359            43,333             9,353
                                                   1997          90,000            10,000             7,748
                                                   1996          77,000            17,000
----------------------------------------------------------------------------------------------------------------
GERARD BERTHOLON
 Vice President - Technical Support and            1998          95,004            25,012             7,345
 International Sales                               1997         110,900             1,600             1,250
                                                   1996          92,000             6,500                --
----------------------------------------------------------------------------------------------------------------
MICHAEL AEVERMANN
 Vice President - Transportation and On-Board      1998         105,210            40,000
 Services                                          1997          96,022            10,928             3,940
                                                   1996          87,967            19,027             3,940
----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                                                       ALL OTHER
                                                   LONG TERM         COMPENSATION
       NAME AND PRINCIPAL POSITION               COMPENSATION           ($)(5)
                                                -----------------------------------
                                                   SECURITIES
                                                   UNDERLYING
                                                  OPTIONS (#)
-----------------------------------------------------------------------------------
STANISLAS VILGRAIN (1,2)
 President and Chief Executive Officer                   --              6,286
 President and Chief Operating Officer              200,000              3,374
 President and Chief Operating Officer                8,000              3,254
-----------------------------------------------------------------------------------
MICHAEL MCCLOUD
Executive Vice President                                 --              5,274
                                                    150,000                 --
-----------------------------------------------------------------------------------
JEAN-PIERRE GUILLAUD
Vice President - Operations                              --              3,843
                                                     90,000              1,800
                                                      2,500              1,540
-----------------------------------------------------------------------------------
GERARD BERTHOLON
 Vice President - Technical Support and              25,000              2,917
 International Sales                                     --              2,062
                                                     27,500              1,830
-----------------------------------------------------------------------------------
MICHAEL AEVERMANN
 Vice President - Transportation and On-Board            --              1,654
 Services                                                --                800
                                                      2,500                293
-----------------------------------------------------------------------------------

(1) Mr. Stanislas Vilgrain could be deemed to own a majority of the Common Stock of the Company. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF", Note 1.

(2) At the October 1993 meeting of the Board of Directors, Mr. Stanislas Vilgrain was appointed Chief Executive Officer, succeeding Mr. Jean-Louis Vilgrain in that position.

(3) The Company's officers are eligible for cash bonuses under the Company's Executive Incentive Compensation Plan, which are based on objectives determined by the Compensation Committee of the Board. See "BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION".

(4) Other annual compensation consists of annual car allowances.

(5) All other compensation consists of 401(k) and supplemental retirement plan matching funds paid by the Company.

STOCK OPTIONS

         The following table sets forth certain information regarding stock options granted to the named executive officers during the Company's 1998 fiscal year. No stock appreciation rights were granted during fiscal year 1998.


                                     OPTION GRANTS IN FISCAL YEAR 1998
-----------------------------------------------------------------------------------------------------------------


                                         CURRENT YEAR INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------
                                        NUMBER OF
                                        SECURITIES       PERCENT OF TOTAL      EXERCISE OR      EXPIRATION DATE
                                        UNDERLYING      OPTIONS GRANTED TO      BASE PRICE
                                         OPTIONS           EMPLOYEES IN           ($/SH)
                                         GRANTED            FISCAL EAR
             NAME                        (#) (1)


------------------------------------------------------------------------------------------------------------------
Stanislas Vilgrain                              0
Michael McCloud                                 0
Jean-Pierre Guillaud                            0
Gerard Bertholon (3)                       25,000             22.73%               1.125           10/28/07
Michael Aevermann                               0
------------------------------------------------------------------------------------------------------------------


                   OPTION GRANTS IN FISCAL YEAR 1998
----------------------------------------------------------------------
                                    POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF STOCK PRICE
                                   APPRECIATION FOR OPTION TERM (2)






             NAME
                                 ------------------ ------------------
                                      5% ($)             10% ($)
-------------------------------- -------------------------------------
Stanislas Vilgrain
Michael McCloud
Jean-Pierre Guillaud
Gerard Bertholon (3)                   17,688             44,824
Michael Aevermann
----------------------------------------------------------------------

(1) Under the 1992 Stock Option Plan (the "Plan"), each option granted under the Plan may be exercised during the period of the employee's continuous employment by the Company, or within three months thereafter, or within one year after the employee's death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 1998 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees become fully vested and exercisable upon a change of control of the Company. A change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than FRC or any persons controlling or controlled by FRC.

(2) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the ten year term of the options and are mandated by the SEC. Actual gains, if any, on stock option exercises are dependant on the future performance of the Common Stock, overall market conditions, as well as the option holder's continued employment throughout any applicable vesting period. Thus, the values reflected in this table are based on hypothetical rates and these values may not be achieved or may be exceeded.
The value indicated in this table is a net amount, as the aggregate exercise price has been deducted from the final appreciated value.

(3) The options were granted pursuant to the 1992 Stock Option Plan. Grants vest and become exercisable to the extent of 25% of the total on the day of grant, and 25% of the total on each of the first three anniversaries of the date of grant.

         The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company's 1998 fiscal year and the year-end values of unexercised options held by such executive officers.

                 AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------
                Name                    Shares Acquired on      Value Realized ($)
                                             Exercise


------------------------------------------------------------------------------------
Stanislas Vilgrain                             None                    None
Michael McCloud                                None                    None
Jean-Pierre Guillaud                           None                    None
Gerard Bertholon                               None                    None
Michael Aevermann                              None                    None
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                Name                   Number of Unexercised Options     Value of Unexercised in-the-money
                                           at Fiscal Year End(#)          options at Fiscal Year End (#)
                                                Exercisable\                        Exercisable\
                                               Unexercisable                       Unexercisable
------------------------------------------------------------------------------------------------------------
Stanislas Vilgrain                           109,500 \ 202,000                       $0  \  $0
Michael McCloud                               75,000 \ 75,000                        $0  \  $0
Jean-Pierre Guillaud                          52,375 \ 45,625                        $0  \  $0
Gerard Bertholon                              71,375 \ 25,625                        $0  \  $0
Michael Aevermann                               18,375 \ 625                         $0  \  $0
------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

         Each Director, except for the Chairman and the President receives $7,000 per year for serving on the Board and attending special and annual meetings. For fiscal year 1998, the Chairman of the Board received a total of $1,000 for serving in that capacity. Members of the committees receive $1,000 each for service on each committee. No fees are paid to members of the Technology Committee, except as set forth below. The Company also reimburses directors for their costs incurred in attending meetings of the Board of Directors.

         Mr. Goussault, who serves on the Technology Committee, provides engineering consulting services to the Company through his own company, at his normal billing rates. As a member of the Technology Committee, Mr. Goussault is paid an annual fee of $15,000, less the amount of any engineering consulting fees paid to him during the fiscal year.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         In fiscal year 1998 the full Board approved the Company's compensation policy.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

         The Board evaluates and sets the base salary for the Chief Executive Officer of the (the "CEO") Company. The CEO evaluates and sets the base salaries for all other executive officers of the Company. In addition, the Board evaluates and sets the parameters for the Executive Incentive Compensation Plan ("EICP"). The Stock Option Committee of the Board administers the Company's
1992 Stock Option Plan.

         The major objective of the Company's compensation program is to align compensation with business results. The Company's program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.

         Base Salary

         The Directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.

         Incentive Compensation

         The EICP provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income on the achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO, and the CEO establishes the percentages and the goals for each other eligible executive based on the responsibility of each executive position. The percentage so established for each executive is then applied to revenues, profits, and achievement of targeted profit levels, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit related incentive compensation is paid to these executives should the results of the division be unprofitable.

         Stock Option Program

         The 1992 Stock Option Plan was established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock Options valued at fair market value as of the date of grant provide potential reward based on the Company's future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer's position within the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The compensation level for Mr. Stanislas Vilgrain, the CEO of the Company is a combination of salary, incentive compensation, and stock options. The Compensation Committee reviews the salary level of the CEO on an annual basis and makes a recommendation to the Board, after consideration of company performance relative to its business plan, individual performance of the CEO, the expected objectives for the coming year, and other factors that the Board may, in its discretion, deem relevant at that time.

         In recognition of the responsibilities of the CEO, including that of attaining the goal of Company profitability, the Board established Mr. S. Vilgrain's incentive compensation program to include 3.5% consolidated after tax profit if above budget, and other discretionary compensation as the Board deems appropriate.

         In preparation for making any decision regarding the grant of stock options, the Stock Option Committee evaluates Mr. S. Vilgrain's past achievements and his critical leadership role in the Company's future success. In addition, the Stock Option Committee is mindful of the goals described above and its intent to use the Stock Option Plan as a means to align the financial interest of the CEO with those of the Company's stockholders.

                                                   Jean-Louis Vilgrain
                                                   Stanislas Vilgrain
                                                   Alexandre Vilgrain
                                                   Bruno Goussault
                                                   James Hackney
                                                   Charles McGettigan
                                                   Carl Youngman
                                                   The Board of Directors of
                                                   the Company

                        FIVE-YEAR PERFORMANCE COMPARISON

         The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-US Index and the Dow Jones Food Index. The Company has been notified by NASDAQ that it no longer meets the requirement to be included in the NASDAQ National Market. The Company is seeking a temporary or permanent waiver of these requirements to maintain its inclusion. There can be no assurance that the Company will be granted such waiver by NASDAQ. In the event that the Common Stock is not included in the NASDAQ Market, there could be a material adverse change in the price and liquidity of the Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG CUISINE SOLUTIONS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE DOW JONES FOOD INDEX



                                 June       June          June          June        June        June
                                 1993       1994          1995          1996        1997        1998
------------------------------------------------------------------------------------------------------
CUISINE SOLUTIONS, INC.         100.00     114.29        92.86          64.29       37.50       25.00
------------------------------------------------------------------------------------------------------
NASDAQ STOCK MARKET (U.S.)      100.00     100.96       134.77         173.03      210.38      277.69
------------------------------------------------------------------------------------------------------
DOW JONES FOOD                  100.00      99.63       126.73         150.06      197.94      230.73
------------------------------------------------------------------------------------------------------

* $100 INVESTED ON 6/30/93 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                              CERTAIN TRANSACTIONS

         The Company receives consulting services under an agreement with Food Investors Corporation ("FIC"), which is majority owned by the Secria Europe. FRC, the majority stockholder of the Company, also owns Secria Europe. Pursuant to the consulting agreement, FIC provides services related to management, planning, strategy development and pursuing world-wide interests of the Company. This agreement is renewable by the Company annually. The amount paid by the Company to FIC in fiscal year 1998 was $144,000.

            During fiscal year 1998 the Company issued an officer loan in the amount of $375,000. The loan of $375,000 was combined with the loan this officer had outstanding in the amount of $45,000 at the end of fiscal year 1997. The revised loan amount of $420,000 bears interest of at 6.5% per annum and is payable on October 1, 2002 and is collateralized by the officer's home.
Payments on the loan will be derived from the equity proceeds from the sale of the officer's first residence, a portion of future annual bonuses to be paid to the officer by the Company as negotiated. All outstanding balances of the note, including principal and interest accrued thereon, shall become payable in full on October 1, 2002. At the end of fiscal year 1998 the officer sold his first residence and applied the net proceeds of $26,000 from the sale of the residence as payment towards the loan.

            At June 27, 1998 and June 28, 1997, the Company also has an employee loan outstanding in the amount of $68,000 and $56,000, respectively. This loan was made in two payments, $12,000 in fiscal year 1998 and $56,000 was made during fiscal year 1996 and bears no interest through April, 1997. Effective April, 1997 this loan was renewed, and interest shall accrue on the outstanding principal of the note and shall be payable at a rate of 8.5% per annum, commencing April, 2000. The note is due in full in April, 2002. The employee will pay against the principal with 50% of all future cash bonuses earned with the Company and any additional payments made by the employee, until the loan is relinquished. This loan was established as a part of the employee's employment contract.

            Subsequent to fiscal year 1998 the Company issued one officer and one employee loan in the amount of $55,000 and $85,000, respectively. The loan of $55,000 is collateralized by the officer's first residence and bears interest of 6.5% per annum. The payment of the note is payable from the net equity proceeds on the sale of the collateralized property and shall be deemed payable in full within two years from the date of the note if the property is not sooner sold. The loan of $85,000 is collateralized by the employee's home and bears interest at 6.6% per annum. The payment of the note is due and payable in full five years from the date of the loan or six months after the employee's termination whichever comes first.

         In April 1998 Mr. Arthur Stouffs who was Vice President of Culinary Sales was terminated. Mr. Stouffs was employed with the Company for eighteen years and received a three year guaranteed severance package in the amount of $322,000.

                             INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP, of Washington, DC was selected by the Board as independent accountants to examine the financial statements of the Company for the fiscal year ended June 27, 1998. KPMG Peat Marwick LLP was first engaged in May 1996. It is anticipated that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, and will be given an opportunity to respond to appropriate stockholder questions and to make a statement, if they so desire.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next annual meeting in order to be included in the 1998 proxy statement must be received by the Corporate Secretary, Cuisine Solutions, Inc., 85 South Bragg Street, Alexandria VA 22312, no later than June 11, 1999.

         The Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed proxy form will be voted in respect thereof in accordance with the judgements of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

         A copy of the Company's 1998 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended June 27,1998 on Form 10-k with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Leara Dory, the Secretary of the Company, at the Company's address. The Edgar version of the Annual Report, 10-K and Proxy will also be available on-line through the Company's Internet web site (http://www.cuisinesolutions.com). The Company's symbol is CUIS.


By Order of the Board of Directors



Jean-Louis Vilgrain
Chairman of the Board

       PROXY                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CUISINE SOLUTIONS, INC.                   The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas Vilgrain, and each of
85 S. BRAGG STREET, SUITE 600             each of them, as proxies, with power of substitution and hereby authorizes them to
ALEXANDRIA, VA  22312                     represent and to vote, as designated below, the shares of common stock of Cuisine
                                          Solutions, Inc. held of record by the undersigned on September 25, 1998 at the annual meeting of stockholders to be held on October 28, 1998 or any adjournment thereof.

----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.

1.   ELECTION OF DIRECTORS:         [ ]   FOR  all nominees listed                      [ ]   WITHHOLD AUTHORITY
                                          (except as marked to the contrary below)            to vote for all nominees listed below

Jean-Louis Vilgrain, Stanislas Vilgrain, Alexandre Vilgrain, Bruno Goussault, David Jordan, Charles McGettigan, Nancy Schaefer and Carl M. Youngman

(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee's name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2& 3 LISTED ON THE REVERSE SIDE.



                                 Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 DATE:________________________________, 1998


                                 --------------------------------------------
                                 Signature


                                 --------------------------------------------
                                 Signature if held jointly.


         PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.





                                      2